OPTION AGREEMENT

THIS AGREEMENT is dated as of the 11th day of March, 2008 between Cord Beatty and Roger Lund (hereinafter called the “Sellers”) and Zagg, Inc. (hereinafter together called the “Buyer”)

WHEREAS, the Sellers are desirous of granting an option to the Buyer;

WHEREAS, the Sellers are the owners of Brighton Partners, L.L.C.;

WHEREAS, the Buyer is desirous to obtain an option to purchase the Shares as described below from the Sellers;

IN CONSIDERATION of the representations, warranties, covenants and agreements set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.1	Option

The Sellers grant to Buyer an option (the “Option”) to purchase 10% of the equity (including all outstanding member units) of Brighton Partners, L.L.C. (the “Shares”).

1.2	Term and Exercise

Unless the Option is sooner terminated pursuant to paragraph 1.3 below, at any time after the repayment of the promissory note by and between Buyer and Brighton Partners of even date, Buyer may exercise the Option at any time to purchase the Shares at the price of $10. The Buyer shall, in turn, give Sellers written notice of its intention to exercise the Option.

1.3	Termination

The Option and all rights hereunder shall immediately terminate on June 30, 2008.

[signature page follows]

SELLERS

By:
R. Cord Beatty

By:
Roger Lund

BUYER

ZAGG, INC.

By:
Its:

2